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                                                                    EXHIBIT 11.1

                                   PSINET INC.

   CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                       USED IN CALCULATION (UNAUDITED) (1)

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                                                                                     THREE MONTHS ENDED
                                                                                       JUNE 30, 1999
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Weighted average shares outstanding:
Common stock:
         Shares outstanding at beginning of period ................................       56,322,112
         Weighted average shares issued during the three months ended June 30, 1999
         (8,355,385 shares) .......................................................        5,633,730
                                                                                           ---------
                                                                                          61,955,842
                                                                                           ---------
                                                                                           ---------
Net loss available to common shareholders .........................................     $(61,990,000)
                                                                                           ---------
                                                                                           ---------
Basic and diluted loss per share ..................................................     $      (1.00)
                                                                                           ---------
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(1)  For a description of basic and diluted loss per share, see Note 1 of the
     Notes to Consolidated Financial Statements included in the Company's Annual
     Report on Form 10-K for the year ended December 31, 1998 as filed with the
     Securities and Exchange Commission.